EXHIBIT 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2) ___

The Bank of New York Mellon
(Exact name of trustee as specified in its charter)

New York (Jurisdiction of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. Employer Identification No.)
One Wall Street New York, New York (Address of principal executive offices)	10286 (Zip code)

Legal Department
The Bank of New York Mellon
One Wall Street, 15th Floor
New York, NY 10286
(212) 635-1270
(Name, address and telephone number of agent for service)

Cheniere Energy Partners, L.P.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-5913059 (I.R.S. Employer Identification No.)
700 Milam Street, Suite 800 Houston, Texas (Address of principal executive offices)	77002 (Zip code)

Senior Debt Securities
(Title of the indenture securities)

Item 1. General Information.

Furnish the following information as to the Trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the        One State Street, New York, N.Y. 10004-1417

State of New York	and Albany, N.Y. 12203
Federal Reserve Bank of New York        33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation    550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association    New York, N.Y. 10005

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16. List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.
-    A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York (formerly Irving Trust Company)) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed as Exhibit 25.1 to Current Report on Form 8-K of Nevada Power Company, Date of Report (Date of Earliest Event Reported) July 25, 2008 (File No. 000-52378).)

4.	- A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 with Registration Statement No. 333-155238.)

6.	- The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152856.)

7.	- A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 6 day of September, 2012.

THE BANK OF NEW YORK MELLON

By:	/s/ Beata Harvin
	Name:	Beata Harvin
	Title:	Vice President

EXHIBIT 7
(Page i of iii)

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON
of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 2012, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest‑bearing balances and currency and coin	$3,021,000
Interest‑bearing balances	88,872,000
Securities:
Held-to-maturity securities	4,819,000
Available-for-sale securities	79,781,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	11,000
Securities purchased under agreements to resell	719,000
Loans and lease financing receivables:
Loans and leases held for sale	9,000
Loans and leases, net of unearned income	25,163,000
LESS: Allowance for loan and lease losses	342,000
Loans and leases, net of unearned income and allowance	24,821,000
Trading Assets	4,149,000
Premises and fixed assets (including capitalized leases)	1,243,000
Other real estate owned	13,000
Investments in unconsolidated subsidiaries and associated companies	996,000
Not applicable
Intangible assets:
Goodwill	6,449,000
Other intangible assets	1,575,000
Other assets	13,237,000
Total assets	$229,715,000

EXHIBIT 7
(Page ii of iii)

LIABILITIES
Deposits:
In domestic offices	$94,919,000
Noninterest‑bearing	60,836,000
Interest‑bearing	34,083,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	92,686,000
Noninterest‑bearing	3,607,000
Interest‑bearing	89,079,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices…………………………………….	2,367,000
Securities sold under agreements to repurchase	1,171,000
Trading liabilities	5,723,000
Other borrowed money:	3,138,000
(includes mortgage indebtedness and obligations under capitalized leases).
Not applicable
Not applicable
Subordinated notes and debentures	3,505,000
Other liabilities	7,275,000
Total liabilities	$210,784,000
Not applicable
EQUITY CAPITAL
Perpetual preferred stock and related surplus	—
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	9,658,000
Retained earnings	8,773,000
Accumulated other comprehensive income	(985,000)
Other equity capital components	—
Total bank equity capital	18,581,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	18,931,000
Total liabilities, minority interest, and equity capital	$229,715,000

EXHIBIT 7
(Page iii of iii)
I, Thomas P. Gibbons, Chief Financial Officer of the above‑named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
Thomas P. Gibbons,
Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell Catherine A. Rein John P. Surma	Directors